SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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     (as permitted by Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to 240.14a-12

                                NORTH BAY BANCORP
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                (Name of Registrant as Specified in Its Charter)


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

                       NOTICE OF THE FOURTH ANNUAL MEETING
                               OF SHAREHOLDERS OF
                                NORTH BAY BANCORP


TO THE SHAREHOLDERS OF NORTH BAY BANCORP:

NOTICE IS HEREBY GIVEN that the Fourth Annual Meeting of the Shareholders of North Bay Bancorp will be held at North Bay's Offices at 1190 Airport Road, Napa, California, 94558, on Thursday, May 8, 2003, at 7:00 p.m. to consider and act on:

(1) Election of Directors. The Board of Directors intends at this time to present the following nominees for election:

                Thomas N. Gavin             David B. Gaw
                Fred J. Hearn               Conrad W. Hewitt
                Thomas H. Lowenstein        Richard S. Long
                Thomas F. Malloy            Terry L. Robinson
                James E. Tidgewell

Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations will be made in writing and will be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days' notice of the meeting is given to shareholders, the notice of intention to nominate will be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of the meeting is sent by third class mail as permitted by Section 6 of the Company's Bylaws, no notice of intention to make nominations will be required. The notification will contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for that nominee. A copy of this paragraph will be set forth in a notice to shareholders of any meeting at which directors are to be elected.

(2) Approval of Amendments to Bylaws. The shareholders will be asked to approve amendments to North Bay's Bylaws creating a classified Board of Directors and eliminating cumulative voting.

(3) Ratification of the Selection of KPMG LLP. The shareholders will be asked to ratify the Company's selection of KPMG LLP, independent certified public accountants, as the independent auditors of North Bay Bancorp for the year ending December 31, 2003.

Other Business. The shareholders will consider and act on any other business as may properly be brought before the meeting.

Shareholders of record at the close of business on March 10, 2003 are entitled to notice of, and to vote at, the Annual Meeting. Every shareholder is invited to attend the Annual Meeting in person or by proxy. If you do not expect to be present at the Meeting, you are requested to complete and return the accompanying proxy form in the envelope provided. Any shareholder present at the Annual Meeting may vote personally on all matters brought before the Meeting, and in that event your proxy will not be used.


Dated:  March  __, 2003

                                                    ____________________________
                                                    Wyman G. Smith
                                                    Corporate Secretary


         WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND
            RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE
                         ENCLOSED POSTAGE PAID ENVELOPE

                                 PROXY STATEMENT
                                     FOR THE
                      FOURTH ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                NORTH BAY BANCORP
                               1500 SOSCOL AVENUE
                             NAPA, CALIFORNIA 94559
                                 (707) 257-8585

                       To Be Held May 8, 2003 at 7:00 p.m.
      at North Bay's Offices at 1190 Airport Road, Napa, California, 94558,

                       -----------------------------------

                        TABLE OF CONTENTS [TO BE UPDATED]


GENERAL INFORMATION FOR SHAREHOLDERS..........................................1

PRINCIPAL SHAREHOLDERS........................................................3

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING................................4

1.   ELECTION OF DIRECTORS....................................................4
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS.............................8
         Audit Committee......................................................8
         Compensation Committee..............................................10
SECURITY OWNERSHIP OF MANAGEMENT.............................................13

EXECUTIVE COMPENSATION.......................................................17

OTHER INFORMATION REGARDING MANAGEMENT.......................................27
         Management Indebtedness.............................................27
         Certain Business Relationships......................................28
         Reports of  Changes in Beneficial Ownership.........................28
2.   APPROVAL OF AMENDMENTS TO BYLAWS CREATING A CLASSIFIED
     BOARD OF DIRECTORS AND ELIMINATING CUMULATIVE VOTING....................29
         Required Vote and Recommendation....................................33
3.   RATIFICATION OF INDEPENDENT AUDITORS....................................33
         Required Vote and Recommendation....................................36
AVAILABILITY OF FORM 10-K....................................................36

SHAREHOLDER PROPOSALS........................................................36

OTHER MATTERS................................................................36

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of North Bay Bancorp ("the Company" or "North Bay") for use at the Fourth Annual Meeting of Shareholders to be held at North Bay's Offices at 1190 Airport Road, Napa, California, 94558, on Thursday, May 8, 2003, at 7:00 p.m. Only shareholders of record at the close of business on March 10, 2003, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding _____________________ shares of its Common Stock, all of which will be entitled to vote at the Annual Meeting and any adjournments thereof. This proxy statement will be first mailed to shareholders on or about March __ , 2003.

As many of the Company's shareholders are not expected to personally attend the Annual Meeting, the Company solicits proxies so that each shareholder is given an opportunity to vote. Shares represented by a duly executed proxy in the accompanying form, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting. A shareholder executing and delivering the enclosed proxy may revoke the proxy at any time prior to exercise of the authority granted by the proxy by:

         o filing with the secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date; or

         o        attending the meeting and voting in person.

A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted.

If a shareholder specifies a choice with respect to any matter on the accompanying form of proxy, the shares will be voted accordingly. If no specification is made, the shares represented by this proxy will be voted in favor of election of the nominees specified and in favor of the specified proposals.

Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. If cumulative voting is utilized, each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or may distribute the same number of votes among as many candidates as the shareholder desires. Pursuant to California law and the Company's bylaws, no shareholder may cumulate votes unless the name of any candidate for which votes would be cast has been placed in nomination prior to the voting in accordance with the Company's bylaws and, also prior to the voting at the Annual Meeting, any shareholder has given notice of that shareholder's intention to cumulate that shareholder's votes at the meeting. If any shareholder has given notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give notice or to cumulate the votes it may hold by the proxies solicited by this Proxy Statement unless the required notice by a shareholder is given in proper form at the Annual Meeting, in which instance the Board of Directors intends to cumulatively vote all the proxies held by it in favor of the nominees for office as described in this Proxy Statement. Therefore, discretionary authority to cumulate votes under these circumstances is solicited in this Proxy Statement.

The proxy  committee  is  composed  of two  officers  of the  Company,  Terry L.
Robinson and Wyman G. Smith, who will vote all shares of Common Stock represented by the proxies. However, the proxy committee cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card. Proxy cards also confer upon the proxy committee discretionary authority to vote the shares represented the proxy cards on any matter that was not known at the time this Proxy Statement was mailed, which may properly be presented for action at the Annual Meeting including a motion to adjourn, and with respect to procedural matters pertaining to the conduct of the Annual Meeting. The total expense of management soliciting proxies will be borne by the Company. While proxies are normally solicited by mail, proxies may also be directly solicited by officers, directors and employees of the Company. The officers, directors and employees will not be compensated for this service beyond normal compensation to them.

The voting of proxies will be tabulated by a representative of Registrar and Transfer Company, which has been appointed as the Company's independent inspector of election. The inspector of election will be present at the meeting in order to tabulate the voting of any proxies returned and ballots cast at that time. Except as required by law, the vote indicated on each individual proxy card and ballot will be held confidential.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2002, accompanies this Proxy Statement. Additional copies of the Annual
Report are available upon request to Pansy F. Smith, Assistant Corporate Secretary of the Company.

PRINCIPAL SHAREHOLDERS

As of March 10, 2003, the following persons were known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock:

                           Relationship              Number of Shares           Percent of Class(1)
Name and Address           with Company              Beneficially Owned         Beneficially Owned
--------------------------------------------------------------------------------------------------
Houghton Gifford, M.D.     Director Emeritus(2)          124,854                      _______%
3219 Vichy Avenue          of The Vintage Bank
Napa, CA  94558

------------------------
1 In computing the percentage of outstanding Common Stock owned beneficially the number of shares beneficially owned has been divided by the number of outstanding shares on the Record Date after (i) giving effect to stock dividends paid through March 28, 2003 and (ii) assuming options exercisable by the named person within 60 days have been exercised.

2 Included in the total for Dr. Gifford are 709 shares held as custodian for a minor under the California Uniform Transfers to Minors Act and 124,145 shares held in the name of the Gifford Family Trust dated April 8, 1985, of which Dr. Gifford is trustee.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1. ELECTION OF DIRECTORS

It is intended to elect nine (9) Directors of the Company, pursuant to a resolution of the Board of Directors fixing the authorized number of Directors at nine (9). The Directors who are elected will hold office for a term continuing until the next Annual Meeting and until their successors are duly elected and qualified. All of the nominees are at present members of the Board of Directors of the Company. If any nominee should refuse or be unable to serve, the proxies will be voted for any person the Board of Directors may designate to replace that nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve. The nominees (up to the number of directors to be elected) receiving the highest number of votes are elected. Votes against a director and votes withheld have no legal effect.

Information is provided below regarding the individual nominees, as well as regarding the executive officers of the Company, each of whom serves on an annual basis and must be selected by the Board of Directors annually pursuant to the Bylaws of the Company.(3) The ages stated are as of March 10, 2003.

Lee-Ann Cimino, age 39, is Senior Vice President and Chief Financial Officer of North Bay, Solano Bank and The Vintage Bank. Ms. Cimino joined The Vintage Bank in 1987. Prior to becoming employed by The Vintage Bank, Ms. Cimino served as Operations Manager for Lamorinda National Bank. Ms. Cimino is past treasurer of the Napa Valley D.A.R.E. Foundation and a member of the board of directors of Napa Valley Safe School Foundation. Ms. Cimino holds a Professional Masters of Banking graduate degree from the Graduated School of Banking at Louisiana State University.

Susan C. Fonseca, age 48, is Senior Vice President, Human Resources of North Bay. From 1990 until joining North Bay in 2002, Ms. Fonseca was employed by Wells Fargo Bank, serving as Vice President and Human Resources Manager from 1995 to 2002 and as Personnel Officer from 1990 to 1995. From 1988-1990, she was Employee Benefits Coordinator for Buffums Department Stores. Ms. Fonesca graduated from Kent State University with a B.A. degree in Spanish and Latin American Studies.

------------------------
3 As used throughout the Proxy Statement, the term "Executive Officer" means the President, Executive Vice President/Credit Administrator, Senior Vice
President/Chief Financial Officer, Corporate Secretary, and Senior Vice President/Human Resources of North Bay; the President and Chief Executive Officer of Solano Bank; and the President, Chief Executive Officer and Chief Credit Officer of The Vintage Bank.

Thomas N. Gavin, age 50, is a Director of North Bay and a director and Chairman of the Board of Solano Bank, since 2000. Mr. Gavin is the owner of Gavin & Schreiner, a benefit planning company started in 1985. He is also an insurance agent for New York Life, where he has been affiliated for over twenty five years. Mr. Gavin earned his Associate of Arts degree from Solano Community College and a B.A. in sociology from the University of California at Davis. He completed his insurance agent education and was awarded his CLU from American College. Mr. Gavin has been active in professional and local civic and social organizations, including the Benicia Rotary Club (President 1994-1995), the Benicia Chamber of Commerce (President 1987); St. Patrick -St. Vincent High School Board of Regents (President 1996); and the Benicia Mainstreet Program Board of Directors (President 1988). He is also a member of the Sutter-Solano Hospital Foundation Board and the Board of Directors for St. Dominic's Church in Benicia, where he has also coached basketball and softball for PAL.

David B. Gaw, age 57, has served as a director of The Vintage Bank since 1984 and served as Chairman of the Board of Directors from 1992 to 1994. He is also a Director of North Bay and Solano Bank. Mr. Gaw has been engaged in the practice of law in Napa and Solano Counties for more than thirty years and is one of the founding members of Gaw, Van Male, Smith, Myers & Miroglio, a professional law corporation with offices in Napa, Fairfield, Vacaville and Redlands. Mr. Gaw is certified by the California State Board of Legal Specialization in Probate,
Estate Planning, and Trust Law, and a Certified Elder Law Attorney by the National Elder Law Foundation. Mr. Gaw has served as President of the Napa County Bar Association. He is a member of The Queen of the Valley Hospital Foundation Board of Trustees, and is a member of Boards of Directors of North Bay Hospital Foundation, the Solano Community Foundation, and the North Bay Health Care Group. North Bay, Solano Bank and The Vintage Bank have retained the legal services of Mr. Gaw's law firm since their organization and expect to retain the firm's services in 2003.

Fred J. Hearn, Jr., age 49, has served as a Director of North Bay and Solano Bank since 2000. Mr. Hearn is President of Hearn Pacific Construction, a real estate general contracting company headquartered in Vacaville for more than twenty-five years. He is also a member in Pacific Valley Development Company and President of Pacific Concrete Construction Company Inc. Mr. Hearn is an active member of both the Fairfield and Vacaville Chambers of Commerce, the Solano Commercial Brokers and is a member of the founders club of the Solano Community Foundation.. He has also served on the Notre Dame Parochial School Board as secretary and vice president for two terms and is a member of the Green Valley Country Club where he served on the Building and Grounds Committee. Mr. Hearn is presently serving on the council of major companies for the Vacaville Chamber of Commerce.

Conrad W. Hewitt, age 66, joined the Board of North Bay in November, 1999 and is a consultant. He is a member of the Board of Directors of Global Intermodal Systems, Inc., where he serves as Chairman of the Audit Committee and as a member of the Compensation Committee. Also, he is a member of the Board of Directors of ADPAC, Inc. and Click Books.com, Inc. Mr. Hewitt is a Trustee of the Kalmanovitz Charitable Foundation. Also, he is a director of S&P Company and a director of Pabst Brewing Company. He also serves as Chairman of the Pabst Brewing Company Audit and Compensation Committees. Additionally, he is a director of Spectrum Organic Products, Inc and is Chairman of the Audit Committee and a member of the Compensation Committee. He is also an advisory director for Clark/Bardes Consulting and Private Capital Corporation. Mr. Hewitt served as Superintendent of Banks and Commissioner, Department of Financial Institutions, State of California from 1995 to 1998. Prior to 1995, Mr. Hewitt was the
Managing Partner, North Bay Area, Ernst & Young and was employed by Ernst & Young for thirty-three years until his retirement. Mr. Hewitt is a Certified Public Accountant. Mr. Hewitt received a B.S. in Finance and Economics from the University of Illinois and did post-graduate work at the University of Southern California.

Richard S. Long, age 59, is a director of North Bay since 1999 and presently serves as Chief Executive Officer of Regulus Group, LLC. He became a director of North Bay in November, 1999. Mr. Long has over twenty-eight years of entrepreneurial and executive management experience. Regulus is a remittance processor for major banks and corporations with over twenty locations in the United States and Canada. In 1998 Mr. Long sold his company, Quantum Information Corporation, to Regulus. Quantum, which has now been merged into Regulus, is an information distribution management company that outsources the processing, printing and distribution of time critical financial documents. Prior to Quantum, Mr. Long spent seventeen years in the industrial gas and equipment business. Starting in sales and moving through management to CEO and owner of Bayox, Inc., which he sold to Union Carbide Corporation in 1983. Mr. Long then bought out the investment group that started Boboli and subsequently sold the United States and Canadian segments of this business to General Foods in 1988. The international segment of this business was sold in 1995.

Thomas H. Lowenstein, age 60, is a director of North Bay and Chairman of the Board of The Vintage Bank and has served as a Director of The Vintage Bank since 1988. He is President of North Bay Plywood, a company engaged in the manufacture and sale of building materials. Mr. Lowenstein has been active in the affairs of St. Apollinaris School, Product Services Incorporated (PSI) and the Justin High Foundation, having served on the boards of St. Apollinaris School and PSI and as a Past President of St. Apollinaris School Board.

Thomas F. Malloy, age 60, is Chairman of the Board of Directors of North Bay and former Chairman of the Board of The Vintage Bank, where he has served as a director since 1984. He is an insurance broker and a Member in Malloy Imrie & Vasconi Insurance Services LLC with offices in Napa and St. Helena. He is also a member of MMV Building LLC. Mr. Malloy is a member and Past President of the Napa County Independent Insurance Agents Association and Past President of the Napa Active 20-30 Club. Mr. Malloy received a B.S. degree in business from Santa Clara University.

Kathi Metro, age 48, is the Executive Vice President and Credit Administrator of North Bay and Executive Vice President and Credit Administrator of Solano Bank. She was employed by The Vintage Bank from 1985 to 2000. Prior to becoming employed by The Vintage Bank, Ms. Metro was an Assistant Vice President and Branch Manager of Napa Valley Bank. She is an alumnus of Leadership Napa Valley and is a former member of the Leadership Napa Valley Foundation Committee. In addition, Ms. Metro is a former Director of C.O.P.E. and former member of the Napa County Commission on the Status of Women and the Professional Business Services Committee of the Napa Chamber of Commerce. She is currently a member of the North Napa Rotary Club, serves on the Board of Directors of the Napa Valley College

Foundation, and is a member of the California Bankers Association Real Estate Legislation Committee. Ms. Metro is also a Director of SAFE BIDCO, a state assisted fund for enterprise, business, and industrial development corporation.

John A. Nerland, age 38, is President, Chief Executive Officer, Credit Administrator, and a Director of Solano Bank. Prior to his employment with Solano Bank, Mr. Nerland was a Region Manager at Civic Bank of Commerce. Mr. Nerland also held various positions with WestAmerica Bank, including, Regional Vice President of WestAmerica's San Rafael Region. Mr. Nerland currently sits on the boards of Sutter-Solano Hospital Foundation, Vacaville Museum, and Solano Economic Development Corporation. He is currently a member of the Vacaville Noon Rotary Club. Mr. Nerland received his B.S. in Finance from Arizona State University and an M.B.A. from San Francisco State University.

Terry L.  Robinson,  age 55, is  President  and Chief  Executive  Officer  and a
Director of North Bay. Until April 1, 2002 he was also President and Chief Executive Officer of The Vintage Bank. He is also a Director of Solano Bank and was employed by The Vintage Bank beginning in 1988. Mr. Robinson is a past president of the Western Independent Bankers. Prior to joining the Bank, Mr. Robinson served as Executive Vice President and a member of the Board of Directors of American Bank of Commerce in Boise, Idaho. Mr. Robinson is a Past President of the Napa Valley Symphony Association, a past founding director the Community Foundation of Napa Valley and was Co-Chair of the Napa Boys and Girls Club capital campaign. He currently serves as a member of the Queen of the Valley Hospital Foundation Board of Trustees, and is a member of the Napa Rotary Club. Mr. Robinson holds a B.S. of Business in Accounting from the University of Idaho and a M.B.A. in finance from U.C. Berkeley.

Wyman G. Smith, age 52, is Corporate Secretary of North Bay Bancorp, The Vintage Bank and Solano Bank and has served as such since the organization of each entity. Mr. Smith has been engaged in the practice of law in Napa and Solano Counties for more than twenty-five years and is one of the senior members of Gaw, Van Male, Smith, Myers & Miroglio, a professional law corporation, with offices in Napa, Fairfield, Vacaville and Redlands. Mr. Smith chairs the firm's business and real estate department and is a member of the American Bar Association business and banking law section and the State Bar of California business law section. Mr. Smith served as president of the Napa County Bar Association. He is a member of the Queen of the Valley Hospital Board of Trustees and currently serves as Chairman of the Board of Trustees. Mr. Smith is a former Trustee and President of the Queen of the Valley Hospital Foundation. He is a member and vice president of the Board of Directors of the Napa Valley Economic Development Corporation, in the past he served as a member of the Board of Directors of the Solano County Economic Development Corporation, and he is a member of the Rotary Club of Napa. North Bay Bancorp, The Vintage Bank and Solano Bank have retained the legal services of Mr. Smith's law firm since their organization and expect to retain the firm's services in 2003.

Glen C. Terry, age 51, is the President, Chief Executive Officer, Chief Credit Officer, and a Director of The Vintage Bank. Until April 1, 2002 he was President, Chief Executive Officer, Credit Officer, and a Director of Solano Bank. Prior to the opening of Solano Bank, he served as the Senior Vice President and Solano Region Manager of The Vintage Bank beginning in 1999. Prior to being employed by The Vintage Bank, Mr. Terry was President of the Solano Region of

Sierra West Bank, President & CEO of Napa Valley Bank, and previously held other positions at WestAmerica Bank. Mr. Terry has also worked with First Interstate Bank and Zions First National Bank. Mr. Terry is an alumnus of Leadership Santa Rosa, has served on the Santa Rosa Design Review Board, the Santa Rosa Chamber of Commerce, the Napa Chamber of Commerce and Clinic Ole. Mr. Terry received a B.S. in Political Science from Utah State University and an M.B.A. from the University of Utah.

James E. Tidgewell, age 57, is a Director of North Bay and Vice Chairman of the Board of The Vintage Bank and has served as a Director of The Vintage Bank since 1988. He is a certified public accountant and partner in the accounting firm of G & J Seiberlich & Co LLP, with which he has been associated since 1975. Mr. Tidgewell received a B.S. degree in accounting from the University of Notre Dame in 1968 and thereafter spent approximately five years as an accountant with Price Waterhouse & Co. Mr. Tidgewell is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He is a past president of the Napa Active 20-30 Club, a member of the Napa Rotary Club and an honorary member and past president of The Queen of the Valley Hospital Foundation Board of Trustees.

During 2002, the Company's Board of Directors met eleven (11) times. All of the Directors of the Company standing for reelection attended more than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which she or he served, except for Directors David Gaw and Richard Long, who each attended 73% of such meetings.

No director of the Company holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, except for Conrad W. Hewitt who is also a director of Spectrum Organic Products, Inc. No director or executive officer of the Company has any family relations with any other director or executive officer of the Company.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Company has standing Audit and Compensation Committees. The Company does not currently have a nominating committee; the Board of Directors in its entirety acts upon nominations.

Audit Committee

The Audit Committee, which, during 2002, consisted of Conrad W. Hewitt as chairman, Jack Anthony, William L. Kastner, Denise Suihkonen and James E. Tidgewell, met eight (8) times during the fiscal year ended December 31, 2002. The functions of the Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by the accountants and to evaluate the possible effect of each the service on the independence of the Company's accountants. The Audit Committee also reviews internal controls and reporting procedures of the Bank's branch offices and periodically consults with the independent auditors with regard to the adequacy of internal controls.


Each member of the audit committee is independent as defined by current rules of the National Association of Securities Dealers.


REPORT OF AUDIT COMMITTEE

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE WILL NOT BE INCORPORATED BY REFERENCE INTO ANY FILINGS AND WILL NOT OTHERWISE BE DEEMED FILED UNDER THOSE ACTS.

North Bay Bancorp (March 20 , 2003)

The Audit Committee of the North Bay Bancorp Board of Directors (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. A copy of the charter as approved on January 24, 2003 is attached to this Proxy Statement as Appendix A. The members of the Audit Committee for 2003 are Conrad W. Hewitt (Chairman), Thomas H. Lowenstein and James E. Tidgewell. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and KPMG LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP. The Audit Committee discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

KPMG LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence.

Based on the Audit Committee's discussion with management and KPMG LLP and the Audit Committee's review of the representation of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

The Audit Committee has also considered whether the provision of services by KPMG LLP not related to the audit of the financial statements referred to above and to the reviews of interim financial statements included in the Company's
10-Q for the quarters ended March 31, June 30 and September 30, 2002, is compatible with maintaining KPMG LLP's independence.

Respectfully submitted by the Audit Committee,

Conrad W. Hewitt, (Chair), Thomas H. Lowenstein, and James E. Tidgewell

Compensation Committee

The Compensation Committee which during 2002 consisted of Richard S. Long, as chair, Fred W. Hearn, Conrad W. Hewitt, Thomas H. Lowenstein, and Thomas F. Malloy met seven (7) times during the fiscal year ended December 31, 2002. The principal functions of the Compensation Committee are, subject to approval of the Board of Directors, to establish personnel policies, set compensation for senior officers, establish employee benefit programs and review the performance of senior officers.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes and administers the Company's executive compensation programs. The goals of the Company's executive compensation programs are to:

         1.       Align executive compensation with shareholder interests;

         2. Attract, retain, and motivate a highly competent executive team;

         3.       Link compensation to Company, Bank and individual performance;
                  and

         4. Achieve a balance between incentives for short-term and long-term performance.

The Compensation Committee reviews and approves the recommendations of the Company's President for all elements of executive compensation. No officer of the Company is present during discussion or deliberations of his or her own compensation. In addition to periodically reviewing executive compensation in light of Company and individual performance, the Compensation Committee periodically compares all elements of compensation of Company executive officers with compensation for comparable positions within the community banking industry.

Approximately 25% to 40% of executive officer cash compensation is contingent upon Company performance and adjusted as appropriate for individual performance. Grants under the Company's stock option plans are designed to further strengthen the linkage between shareholder return and executive compensation. The Board of Directors annually determines targets for Company revenues, earnings, return on assets and return on equity to be used as the measurement points for decisions regarding executive compensation. Executive officer salary adjustments are determined by a subjective evaluation of performance by comparisons to peers within the community banking industry. Bonuses are awarded in amounts determined by the Board of Directors in accordance with an incentive plan adopted annually by the Board, which relates the amount of bonuses paid to the performance of the Company.

The Board of Directors determined the CEO's compensation for 2002 based in part on the incentive compensation plan mentioned above. This plan allows the Directors to determine bonus compensation as it relates to Company performance. The CEO's salary is determined by comparisons with CEO salaries of peer groups within the banking industry. Twenty-two percent (22%) of the CEO's compensation for 2002 was a result of bonus awarded in accordance with the Company's performance.

Respectfully submitted by the Compensation Committee,

Richard S. Long as Chair, Fred W. Hearn, Conrad W. Hewitt, Thomas H. Lowenstein, and Thomas F. Malloy.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There were no interlocking relationships where (a) an executive officer of North Bay or the Banks served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of North Bay or the Banks; (b) an executive officer served as a director of another entity, one of whose executive officers served on the Compensation Committee of North Bay or the Banks; or (c) an executive officer of North Bay or the Banks served as a member of the compensation committee of another entity, one of whose executive officers served as a director of North Bay or the Banks.

Shareholder Return on Performance Graph

The following graph compares changes in the value of $100 invested at year end 1999 in the Company's Common Stock, in the Standard & Poors 500 Composite Stock Price Index (the "S&P 500"), and in an industry index, assuming that all dividends were reinvested. The Company's industry index is the NASDAQ BANK Index (the "NASDAQ BANK"), which is a composite of all NASDAQ companies with a SIC code of #6022.

  [The following table was depicted as a line graph in the printed material.]

                                        Cumulative Total Return
                             ---------------------------------------------------
                             11/4/99      12/99      12/00      12/01      12/02
                             -------    -------    -------    -------    -------
NORTH BAY BANCORP             100.00      92.80      72.92      83.58     117.27
S & P 500                     100.00     108.04      98.21      86.53      67.41
NASDAQ STOCK MARKET (U.S.)    100.00     136.77      82.34      65.32      45.15
NASDAQ BANK                   100.00      94.97     108.33     117.30     119.92

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as of March 10, 2003, pertaining to beneficial ownership of the Company's Common Stock by those persons nominated for election as directors and the Named Executive Officers listed in the Summary Executive Compensation Table, as well as with respect to all directors and executive officers as a group. The information contained in this table has been obtained from the Company's records or from information furnished directly by the individuals to the Company. The numbers in the column entitled "Number of Shares Beneficially Owned" reflect stock dividends paid through March 28, 2003.(4) The table should be read with the understanding that more than one person may be the beneficial owner of, or possess certain attributes of beneficial ownership with respect to, the same shares.

------------------------
4    Upon the payment of a stock  dividend,  all  unexercised  stock options are automatically adjusted so that the aggregate purchase price and the fractional proportion of outstanding stock represented by the options remain unchanged.

                                                               Number of
                                                               Shares
                                                               Beneficially
Name                           Nature of Position              Owned              Ownership        Percent(5)
----                           ------------------              -----              ---------        ----------
Dale A. Brain                  Executive Vice President         3,473                 6                %
                               and Chief Operating
                               Officer of  North Bay(6)

Lee-Ann Cimino                 Senior Vice President            7,832                7,8               %
                               and Chief Financial
                               Officer of North Bay,
                               Solano Bank, and The
                               Vintage Bank

Thomas N. Gavin                Director of North Bay            5,404                7,9               %
                               and Chairman of the
                               Board and Director of
                               Solano Bank

David B. Gaw                   Director of North Bay,          25,960                 10               %
                               Solano Bank and The
                               Vintage Bank

Fred J. Hearn                  Director of North Bay            8,083                7,11              %
                               and Solano Bank

Conrad W. Hewitt               Director of North Bay            7,247                 12               %

Richard S. Long                Director of North Bay           15,952                7,13              %

------------------------
5 In computing the percentage of outstanding Common Stock owned beneficially by each director and executive officer, the number of shares beneficially owned has been divided by the number of outstanding shares on the Record Date after
(i) giving effect to stock dividends paid through March 28, 2003, and (ii) assuming options exercisable by the director and executive officer within 60 days have been exercised.

                                                               Number of
                                                               Shares
                                                               Beneficially
Name                           Nature of Position              Owned              Ownership        Percent(5)
----                           ------------------              -----              ---------        ----------
Thomas H. Lowenstein           Director of North Bay           32,608                7,14              %
                               and Chairman of the
                               Board of The Vintage Bank

Thomas F. Malloy               Chairman of the Board of        67,725                7,15              %
                               North Bay and Director
                               of The Vintage Bank

Kathi Metro                    Executive V.P. and              16,147                7,16              %
                               Credit Administrator of
                               North Bay and of Solano
                               Bank

John A. Nerland                President, Chief                 3,150                7,17              %
                               Executive Officer, and a
                               Director of  Solano Bank

Terry L. Robinson              Director, President, and        81,594                 18               %
                               CEO of North Bay and
                               Director of Solano Bank
                               and The Vintage Bank

Glen C. Terry                  President, CEO, Chief           11,576                7,19              %
                               Credit Officer, and a
                               Director of The Vintage
                               Bank

James E. Tidgewell             Director of North Bay           14,076                7,20              %
                               and The Vintage Bank

All Current Executive                                         330,011                 21               %
Officers and Directors as a
group (total of 16)

------------------------
6    Included  in the total for Mr.  Brain  are 3,473  shares as to which  Brain holds an option exercisable as of May 10, 2003. As of February 28, 2003, Mr. Brain is no longer an employee of North Bay.

7    Pursuant to California law, personal property held in the name of a married person may be community property as to which either spouse has the power and ability to manage and control in its entirety.

8    Included in the total for Ms.  Cimino are 729 shares as to which Ms. Cimino holds options exercisable as of May 10, 2003.

9 Included in the total for Mr. Gavin is 787 shares held by Edward Jones & Co. as custodian FBO Patrice M. Gavin as to which he may indirectly have shared voting power. Also included in the total for Mr. Gavin are 2,778 shares as to which Mr. Gavin holds an option exercisable as of May 10, 2003.

10 Included in the total for Mr. Gaw are 17,022 shares held in the name of the Gaw Family Trust dated September 22, 1999, of which he is the trustee; 173 shares as custodian for a minor under the California Uniform Transfers to Minors Act. Also included in the total for Mr. Gaw are 6,443 shares as to which Mr. Gaw holds an option exercisable as of May 10, 2003.

11 Included in the total for Mr. Hearn are 5,260 shares held in the name of the Hearn Family Trust dated December 31, 1996 of which Mr. Hearn is a trustee and as to which he has shared voting power. Also included in the total for Mr. Hearn are 2,778 shares as to which Mr. Hearn holds an option exercisable as of May 10, 2003.

12 Included in the total for Mr. Hewitt are 2,871 shares held in the name of the Conrad W. Hewitt 2001 Trust. Also included in the total for Mr. Hewitt are 4,376 shares as to which Mr. Hewitt holds an option exercisable as of May 10, 2003.

13 Included in the total for Mr. Long are 11,576 shares held in the Richard S. Long and Cynthia A. Long Trust dated September 15, 1993, of which Mr. Long is trustee and 4,376 shares as to which Mr. Long holds an option exercisable as of May 10, 2003.

14 Included in the total for Mr. Lowenstein are 26,192 shares held in the name of the Lowenstein Family Trust dated October 8, 1992, of which he is a trustee and as to which he has shared voting power; 3,755 shares held in the name of North Bay Plywood Profit Sharing Trust, of which he is a trustee and as to which he has shared voting power. Also included in the total for Mr. Lowenstein are 2,661 shares as to which Mr. Lowenstein holds an option exercisable as of May 10, 2003.

15 Included in the total for Mr. Malloy are 44,829 shares held in the name of the Malloy Family Trust dated August 31, 1990, of which he is a trustee and as to which he has shared voting power; and 19,302 shares held in the name of the Malloy Imrie & Vasconi Insurance Services LLC 401(k) Profit Sharing Plan of which he is not a trustee but as to which he may indirectly have shared voting power. Also included in the total for Mr. Malloy are 1,622 shares as to which Mr. Malloy holds an option exercisable as of May 10, 2003.

16   Included in the total for Ms.  Metro are 1,823 shares as to which Ms. Metro holds options exercisable as of May 10, 2003.

17   Included in the total for Mr.  Nerland are 1,050 shares held in the name of the Nerland Trust dated October 5, 2000, of which Mr. Nerland is the trustee.

18 Included in the total for Mr. Robinson are 37,701 shares held in the name of Snake River Honey Co., Inc., of which he is a director and as to which he has shared voting power; and 10,210 shares as to which Mr. Robinson holds an option exercisable as of May 10, 2003.

19 Included in the total for Mr. Terry are 1,653 shares held by DLJ Investment Services Group FBO Shawna Terry IRA as to which he may indirectly have shared voting power. Also included in the total for Mr. Terry are 7,293 shares as to which Mr. Terry holds an option exercisable as of May 10, 2003.

20   Included in the total for Mr.  Tidgewell  are 2,243  shares as to which Mr.
Tidgewell holds an option exercisable as of May 10, 2003.

21 In computing the percentage of outstanding Common Stock owned beneficially by all Current Executive Officers and Directors as a group, it is assumed that those options granted to any member of the group which are exercisable within 60 days have been exercised and that therefore, the total number of outstanding shares of the class has been increased by ______ the number of shares subject to the exercisable options by all members of the group.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table provides a summary of the compensation paid during each of the Company's last three completed fiscal years for services rendered in all capacities to Terry Robinson, the President and Chief Executive Officer of the Company and to Dale A. Brain, Lee-Ann Cimino, Kathi Metro, John A. Nerland, and Glen C. Terry, the only other executive officers of the Company whose annual compensation exceeded $100,000 during 2002. (Mr. Robinson, Mr. Brain, Ms. Cimino, Ms. Metro, Mr. Nerland, and Mr. Terry are sometimes collectively referred to as the "Named Executive Officers").

Summary Executive Compensation Table

                                                                                     Long Term
                                                                                   Compensation
                                                  Annual Compensation                  Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Securities        All Other
Name and Principal                                                 Other Annual                       Underlying        Compensation
Position                     Year        Salary ($)    Bonus ($)   Compensation                       Options (#)       ($)
------------------------------------------------------------------------------------------------------------------------------------
Terry L. Robinson,           2002         198,125       55,000        -0-               -0-              -0-               26,755
President and Chief          2001         191,000       60,000        -0-               -0-              -0-               25,909
Executive Officer            2000         183,917       68,850        -0-               -0-              -0-               25,488


Dale A. Brain Executive      2002         120,542       30,000        -0-               -0-              -0-               15,729
V. P. and Chief Operating    2001         110,833       33,000        -0-               -0-              -0-                8,683
Officer(22)                  2000          22,500        8,750        -0-               -0-             8,269               1,500


Lee-Ann Cimino               2002          85,167       21,000        -0-               -0-              -0-                7,478
Sr. V.P. and Chief           2001          80,667       19,000        -0-               -0-              -0-                6,816
Financial Officer            2000          72,000       19,800        -0-               -0-             1,158               5,287


Kathi Metro, Executive       2002         113,333       28,000        -0-               -0-              -0-               16,169
Vice  President and          2001         105,833       33,000        -0-               -0-              -0-               15,147
Credit Administrator         2000          99,000       31,250        -0-               -0-             8,269              13,613

John A. Nerland,             2002          81,458       24,000        -0-               -0-            10,500(23)           4,339
President and CEO, of        2001             -0-          -0-        -0-               -0-              -0-                  -0-
Solano Bank                  2000             -0-          -0-        -0-               -0-              -0-                  -0-


Glen C. Terry,               2002         137,917       39,000        -0-               -0-              -0-               18,544
President, CEO,  and         2001         128,333       42,000        -0-               -0-              -0-               16,756
Chief Credit Officer of      2000         109,167       39,480        -0-               -0-             11,025              8,124
The Vintage Bank

------------------------
22 As of February 28, 2003, Mr. Brain is no longer an employee of North Bay.

23 As adjusted for the 5% stock dividend paid March 28, 2003.

The value of perquisites and other personal benefits are disclosed in other annual compensation if they exceed, in the aggregate, the lesser of $50,000 or 10% of salary and bonus. No amounts are reported in this column for Mr. Robinson, Mr. Brain, Ms. Cimino, Ms. Metro, Mr. Nerland or Mr. Terry since the value of perquisites and other personal benefits did not exceed the reporting threshold.

All Other Compensation for each year includes contributions to The Vintage Bank's Profit Sharing and Salary Deferral 401(k) Plan. Contributions to the 401(k) Plan for Mr. Robinson were $15,139 in 2002, $15,758 in 2001, and $13,334 in 2000. Contributions to the 401(k) Plan for Mr. Brain were $8,458 in 2002, $-0- in 2001, and $-0- in 2000. Contributions to the 401(k) Plan for Ms. Cimino were $7,040 in 2002, $6,655 in 2001, and $5,220 in 2000. Contributions to the
401(k)  Plan for Ms.  Metro were $9,378 in 2002,  $8,814 in 2001,  and $7,431 in
2000. Contributions to the 401(k) Plan for Mr. Nerland were $-0- in 2002, $-0-in 2002, and $-0- in 2000. Contributions to the Bank's 401(k) Plan for Mr. Terry were $ 11,412 in 2002, $10,140 in 2001, and $1,800 in 2000.

All Other Compensation for 2002 includes the economic value to Terry L. Robinson, Dale A. Brain, Lee-Ann Cimino, Kathi Metro, and Glen C. Terry of split dollar life insurance death benefits provided by The Vintage Bank and Solano Bank pursuant to Endorsement Method Split Dollar Agreements entered into with these executive officers on October 1, 2001. By the terms of the Endorsement Method Split Dollar Agreements a portion of the death benefit of single premium life insurance policies purchased on the lives of the covered executive officers, depending on the age of the executive officer at the time of death, is paid to the executive officers' designated beneficiaries. At all times the banks are entitled to an amount equal to the cash value of the life insurance policies which are the subject of the Endorsement Method Split Dollar Agreements. The economic benefit included in All Other Compensation for the covered executive officers is as follows: $1,326 in 2002 and $495 in 2001 for Terry L. Robinson; $585 in 2002 and $339 in 2001 for Dale A. Brain; $353 in 2002 and $82 in 2001
for Lee-Ann Cimino; $570 in 2002 and $133 in 2001 for Kathi Metro; and $690 in 2002 and $ 215 in 2001 for Glen C. Terry.

The Vintage Bank and Solano Bank paid an aggregate single premium of $2,025,000 to purchase the life insurance policies that are the subject of the Endorsement Method Split Dollar Agreements. Management believes that the premium investment, after consideration of the non-taxable nature of earnings on certain insurance investments, produces a higher return than other taxable investments made in the normal course of business. Therefore, the net cost of the split dollar plan is believed to be nominal.

All Other Compensation for each year includes the economic benefit of group life insurance coverage in excess of $50,000 for the Name Executive Officers. The amounts included for Mr. Robinson were $1,290 in 2002, $654 in 2001, and $654 in 2000. The amounts included for Mr. Brain were $686 in 2002, $339 in 2001 and $ -0- in 2000. The amounts included for Ms. Cimino were $85 in 2002, $79 in 2001, and $67 in 2000. The amounts included for Ms. Metro were $221 in 2002, $200 in 2001, and $182 in 2000. The amounts included from Mr. Nerland were $89 in 2002, $-0- in 2001, and $-0- in 2000. The amounts included from Mr. Terry were $442 in 2002, $400 in 2001, and $234 in 2000.

All Other Compensation for Mr. Robinson for 2000 includes the full amount of The Vintage Bank's share of life insurance premiums paid pursuant to a split dollar life insurance plan and agreement with Mr. Robinson. By the terms of the Split Dollar Agreement dated November 21, 1994, The Vintage Bank agreed to pay $23,312 of the policy's total annual premium of $24,9222 for a period of ten years. Effective as of November 21, 2001, the Split Dollar Agreement was amended and Mr. Robinson assumed responsibility for the full amount of the premium. The Vintage Bank did not pay any share of the premium in 2002 or 2001 and, accordingly, no amount of the premium has been included in All Other Compensation for 2002 or 2001. The Split Dollar Agreement provides that Mr. Robinson must repay all of the premiums paid by The Vintage Bank on or before November 21, 2004, and the policy continues to be collaterally assigned to the bank.

Director fees for 2000, 2001 and 2002 of $2,500, $-0-, and $-0-, respectively, were deferred by Mr. Robinson pursuant to the Deferred Fee Plan described in the section of this proxy statement entitled "Compensation of Directors" and are not included in All Other Compensation for the years 2000, 2002, and 2002. All Other Compensation for 2000, 2001, and 2002 includes $654 $496, and $____, respectively, which is the taxable benefit of Mr. Robinson's benefits under the Director Supplemental Retirement Program described in the section of this proxy statement entitled "Compensation of Directors."

Option Grants and Exercises

The following table sets forth information concerning individual grants of stock options during fiscal year 2002 to each of the Named Executive Officers, as adjusted for the 5% stock dividends paid through March 28, 2003:

                             Number of Securities      % of Total Options
                              Underlying Options    Granted to Employees in       Exercise or         Expiration         Grant Date
Name                             Granted (#)              Fiscal Year          Base Price ($/Sh)        Date              Value(24)
----                             -----------              -----------          -----------------        ----              ---------
Terry L. Robinson,                   -0-                      N/A                    N/A                 N/A                 N/A
President and Chief
Executive Officer

Dale A. Brain, Executive             -0-                      N/A                    N/A                 N/A                 N/A
Vice President and Chief
Operating Officer

Lee-Ann Cimino, Senior               -0-                      N/A                    N/A                 N/A                 N/A
Vice President and Chief
Financial Officer

Kathi Metro, Executive               -0-                      N/A                    N/A                 N/A                 N/A
Vice President and Credit
Administrator

John A. Nerland,                    10,500                    34%                   $28.286            7/1/2012            $69,000
President and Chief
Executive Officer of
Solano Bank

Glen C. Terry, President,            -0-                      N/A                    N/A                 N/A                 N/A
Chief Executive Officer,
and Chief Credit  Officer
of The Vintage Bank

------------------------
24 Present value at date of grant using the Black-Scholes model.


The following table shows exercises of stock options during fiscal year 2002 by the Named Executive Officers and the value at December 31, 2002 of unexercised options on an aggregated basis held by each of those persons:

    Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

                                                         Number of Securities                Value of Unexercised
                                             Value       Underlying Unexercised              In-the-Money Options
                         Shares Acquired    Realized     Options At Fiscal Year-End          at Fiscal Year-End
                         on Exercise (#)      ($)        Exercisable/Unexercisable           Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------------
Terry Robinson,               -0-             --         Exercisable for      10,210         Exercisable -     $81,707
President and CEO                                        Unexercisable for     2,553         Unexercisable -   $20,427

Dale Brain, Executive         -0-             --         Exercisable for       3,473         Exercisable -     $26,155
Vice President and                                       Unexercisable for     5,209         Unexercisable -   $39,233
Chief Operating Officer

Lee-Ann Cimino, Senior       5,105         $61,842       Exercisable for         729         Exercisable -     $ 3,780
Vice President and                                       Unexercisable for       486         Unexercisable -   $ 2,520
Chief Financial Officer

Kathi Metro,                 6,381         $84,064       Exercisable for       1,823         Exercisable -     $ 9,449
Executive Vice                                           Unexercisable for     1,216         Unexercisable -   $ 6,299
President and Credit
Administrator

John A. Nerland,              -0-             --         Exercisable for         -0-         Exercisable -     $  --
President, CEO of                                        Unexercisable for    10,500         Unexercisable     $10,020
Solano Bank

Glen C. Terry,                -0-             --         Exercisable for       1,544         Exercisable -     $10,958
President, CEO, and                                      Unexercisable for     6,174         Unexercisable -   $25,198
Chief Credit Officer
of The Vintage Bank

For purposes of calculating the value of unexercised stock options as of December 31, 2002, it is assumed that the fair market value of the shares as of December 31, 2002 was $25.24 per share, as determined by the last reported trade on the Nasdaq National Market System in North Bay common stock on that date, as adjusted for the 5% stock dividend paid March 28, 2003.

Long Term Incentive Plans - Awards in Last Fiscal Year

There were no transactions in 2002 which require disclosure in a table for long-term incentive plan awards.

Employment Agreement and Termination of Employment and Change of Control Arrangements

Terry L. Robinson. Effective May 1, 2001, North Bay Bancorp entered into an Amended and Restated Employment Agreement with Mr. Robinson as President and Chief Executive Officer of the Company (the "Robinson Agreement"). The Robinson Agreement amends and restates the 1999 Agreement by and between Mr. Robinson and The Vintage Bank (the "1999 Agreement"). The initial term of the Robinson Agreement continues until the fifth anniversary after the effective date of the 1999 Agreement (March 1, 1999). Unless terminated by Mr. Robinson or the Company, at the end of the fifth year, or any subsequent year, the agreement will continue on a year to year basis. The agreement provides for a base salary of $191,000, which will be adjusted annually as determined by the Board of Directors in its sole discretion. Mr. Robinson is also eligible to receive additional compensation under the terms of an incentive compensation plan adopted annually by the Board of Directors, participation in the Company's 401(k) Plan, 20 days annual vacation, reimbursement of reasonable business expenses, and automobile allowance of $750 per month.

If Mr. Robinson's employment is terminated by reason of his (i) death, (ii) termination by the Company for cause, or (iii) resignation, he will be entitled to be paid his salary then in effect through the effective date of termination. If he is terminated without cause, he will be entitled to six months salary.

The agreement provides that if within one year of the effective date of certain specified corporate changes, including a merger, sale, transfer of the company's assets or an effective change in control of the company, Mr. Robinson's employment is terminated by the Company, without cause, he will be entitled to be paid an amount equal to three (3) times his annual salary then in effect plus the average of his incentive compensation for the two most recently completed fiscal years of the Company. This amount is payable for a period of thirty-six
(36) months following the effective date of the termination of his employment.

The maximum amount payable under Mr. Robinson's employment agreement in connection with any corporate change for the years 2000, 2001, and 2002 was $367,834, $634,132, and $_____ respectively.

Kathi Metro. Effective May 1, 2001, North Bay Bancorp entered into an Employment Agreement with Ms. Metro as Executive Vice President and Credit Administrator of the Company. The initial term of the Metro Agreement continues until the third anniversary after the effective date of the agreement. Unless terminated by Ms. Metro or the Company, at the end of the third year, or any subsequent year, the agreement will continue on a year to year basis. The agreement provides for a base salary of $107,000, which will be adjusted annually as determined by the Board of Directors in its sole discretion. Ms. Metro is also eligible to receive additional compensation under the terms of an incentive compensation plan adopted annually by the Board of Directors, participation in the Company's 401(k) Plan, 20 days annual vacation, reimbursement of reasonable business expenses, and automobile allowance of $500 per month.

John A. Nerland. Effective April 15, 2002, Solano Bank entered into an Employment Agreement with Mr. Nerland as President and Chief Executive Officer of the Bank. The initial term of the Nerland Agreement continues until the third anniversary after the effective date of the agreement. Unless terminated by Mr. Nerland or Solano Bank, at the end of the third year, or any subsequent year, the agreement will continue on a year to year basis. The agreement provides for a base salary of $115,000, which will be adjusted annually as determined by the Board of Directors in its sole discretion. Mr. Nerland is also eligible to receive additional compensation under the terms of an incentive compensation plan adopted annually by the Board of Directors, participation in the Company's 401(k) Plan, 20 days annual vacation, reimbursement of reasonable business expenses, and automobile allowance of $500 per month.

Glen C. Terry. Effective May 1, 2001, Solano Bank entered into an Employment Agreement with Mr. Terry as President and Chief Executive Officer of the bank. Mr. Terry's agreement was assigned to The Vintage Bank on April 1, 2002. The initial term of the Terry Agreement continues until the third anniversary after the effective date of the agreement. Unless terminated by Mr. Terry or The Vintage Bank, at the end of the third year, or any subsequent year, the agreement will continue on a year to year basis. The agreement provides for a base salary of $130,000, which will be adjusted annually as determined by the Board of Directors in its sole discretion. Mr. Terry is also eligible to receive additional compensation under the terms of an incentive compensation plan adopted annually by the Board of Directors, participation in the Company's 401(k) Plan, 20 days annual vacation, reimbursement of reasonable business expenses, and automobile allowance of $500 per month.

The agreement for each of Ms. Metro, Mr. Nerland, and Mr. Terry provides that if their employment is terminated by reason of his or her death, termination by the Company for cause or by his or her resignation, he or she will be entitled to be paid his or her salary then in effect through the effective date of termination. If he or she is terminated without cause, he or she will be entitled to six months salary.

The agreement for each of Ms. Metro and Mr. Terry also provides that if within one year of the effective date of certain specified corporate changes, including a merger, sale, transfer of the company's assets or an effective change in control of the company, his or her employment is terminated by the Company, without cause, he or she will be entitled to be paid an amount equal to his or her annual salary then in effect plus the average of his or her incentive compensation for the two most recently completed fiscal years of the Company. If the executive has completed five or more years of service at the time of termination, he or she will be entitled n amount equal to two times his or her annual salary then in effect plus the average of his or her incentive compensation for the two most recently completed fiscal years.

The maximum amount payable under Mr. Terry's employment agreement in connection with any corporate change for 2002 was $178,417. The maximum amount payable under Ms. Metro's current employment agreement in connection with any corporate change for 2002 was $257,166.

The agreement for each of Mr. Robinson, Ms. Metro, and Mr. Terry also provides that in the event the compensation payable to the executive by reason of a change in control (including without limitation, accelerated vesting of stock options and other compensation payable outside of the agreement) constitute excess parachute payments within the meaning of
Section 280G of the Internal Revenue Code and the executive will be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate compensation payable to the executive will be increased by an additional amount so that the net amount retained by the executive, after deduction of any excise tax and any federal, state and local income tax, excise taxes and FICA Medicare withholding taxes will equal to the total benefits contemplated by the agreement.

Executive Officer Supplemental Executive Retirement Plan

Effective October 1, 2001, The Vintage Bank and Solano Bank entered into Executive Supplemental Compensation Agreements with Terry L. Robinson, Lee-Ann Cimino, Kathi Metro, and Glen C. Terry. By the terms of these Agreements the covered executive officers will receive a defined cash benefit payable monthly upon retirement upon reaching age 65 (or upon or after age 62 with a reduced benefit), subject to the terms set forth in the executive officer's individual agreement. Benefits under these Agreements vest over five year periods at the rate of 20% per year after five years' of service with credit for up to five years of prior service. The defined cash benefit per year for the covered executive officers assuming 100% vesting is as follows: Terry L. Robinson, $120,000; Lee-Ann Cimino, $75,000; Kathi Metro, $75,000; and Glen C. Terry, $75,000.

Compensation of Directors

The Board of Directors of North Bay has adopted a plan for the payment of fees to directors. Under the plan, Directors of North Bay are eligible to be paid a monthly fee of $1,400 for attendance at regular Board meetings and meetings of the committees on which they sit; provided, however, that Directors of North Bay also serving as directors of The Vintage Bank or Solano Bank are eligible to be paid an aggregate monthly fee of $1,550 for attendance at regular Board meetings and meetings of the committees on which they sit. Also, the Chairman of the North Bay Board of Directors is eligible to be paid an additional $200 per month. Directors serving only on the Board of Directors of The Vintage Bank are eligible to be paid a monthly fee of $1,000 for attendance at regular Board meetings and meetings of the committees on which the sit. Directors serving only on the Board of Directors of Solano Bank are eligible to be paid a monthly fee of $500 for attendance at regular Board meetings and meetings of the committees on which they sit. Also, the Chairman of the Board of The Vintage Bank and Solano Bank are each eligible to be paid an additional $100 per month.

In all instances, the payment of fees to directors is subject to reduction for failure to attend the minimum number of meetings of the board and committees as specified in the North Bay Plan. Each of Terry L. Robinson, President and Chief Executive Officer of North Bay and a director of North Bay, The Vintage Bank and Solano Bank; John Nerland, President and Chief Executive Officer and a Director of Solano Bank, and Glen C. Terry, President, Chief Executive Officer, and Chief Credit Officer and a Director of The Vintage Bank is not eligible to be paid any fees for attendance at regular Board meetings and committees on which he sits.

         Director Stock Options

No stock options were granted to directors of North Bay Bancorp in 2002.

After giving effect to the stock split effective October 1, 1997, and stock dividends paid through March 28, 2003, the aggregate number of shares subject to directors' options outstanding as of March 10, 2003 is _________.

         Directors' Deferred Fee Plan

In August 1995, The Vintage Bank established a Deferred Fee Plan for the directors of The Vintage Bank including Mr. Robinson. The Deferred Fee Plan has been adopted by North Bay, and is now available to directors of North Bay, Solano Bank, and The Vintage Bank. The deferral program, provides for deferral, at the election of each director, of up to $15,000 of annual director fees. The deferral program commences at the time the director elects to participate and continues for a period which continues until the director completes ten years of service and attains retirement age. At the end of the deferral program or earlier in the event of disability, the deferred compensation, including accrued interest, is paid to the director in a lump sum or periodic payments over a specified period of time as selected by the director upon enrollment in the Deferred Fee Plan. If the director terminates his or her relationship with North Bay, Solano Bank and/or The Vintage Bank during the Deferred Fee Plan period for reasons other than death or disability, all amounts deferred, including accrued interest, will be paid in the manner selected by the director but accrued interest on the deferred compensation will be calculated at an interest rate that is two-hundred basis points lower than the rate established by North Bay's Board of Directors in accordance with the Deferred Fee Plan.

In the event of death while a member of the Board of Directors, the director's beneficiary will receive the amount that would have been paid to the director had he or she remained in the program and attained his or her specified retirement age.

In 1995 The Vintage Bank paid an aggregate single premium of $1,040,000 to purchase life insurance policies on each director participating in the Deferred Fee Plan to fund its liability for the death benefit. The Vintage Bank owns and is the beneficiary of the policies and earns a rate of return on the invested premiums which is reflected by an increase in the cash value of the policies. The directors participating in the deferred program have no rights in the policies. It is the current policy of the Board of Directors not to purchase additional life insurance policies to fund the death benefit of new directors who subsequently become eligible to participate in the Deferred Fee Plan.

Management of North Bay believes that the premium investment, after consideration of the non-taxable nature of earnings on certain insurance investments, produces a higher return than other taxable investments made in the normal course of business. Therefore, the net cost of this deferred compensation program to North Bay is believed to be nominal.

         Director Supplemental Retirement Program

Effective January 1, 1999, The Vintage Bank established a Director Supplemental Retirement Program for the directors of The Vintage Bank including Mr. Robinson and The Vintage Bank's corporate secretary, Wyman G. Smith. Under the program and a retirement policy adopted by The Vintage Bank's Board of Directors, non-employee directors attaining age sixty-five are no longer eligible for re-election to the Board of Directors. Upon attaining retirement age and provided the participant has served on The Vintage Bank's Board of Directors or as an officer of The Vintage Bank for not less than ten years, participants are entitled to receive a defined benefit of $8,500 per year under the program in annual or monthly installments commencing thirty days following their retirement. The benefit is subject to an annual 2% cost of living increase on each anniversary of the commencement of a participant's benefit.

In order to fund its liability under the program and minimize the impact of the program on The Vintage Bank's earnings, in 1998 The Vintage Bank paid an aggregate single premium of $2,462,000 to purchase life insurance policies to fund the retirement and death benefits. The Vintage Bank owns and is the beneficiary of the policies and earns a rate of return on the invested premiums which is reflected by an increase to the cash value of the policies. The directors participating in the program have no rights in the policies other than an endorsement for a portion of the death benefit.

The program also provides that a deceased participant's named beneficiaries will receive a death benefit. On the death of a participant, The Vintage Bank receives a tax-free death benefit sufficient to fully recover all premiums paid on the deceased participant's specific life insurance policy.

In February 2002, the Board of Directors of North Bay approved discontinuation of this program for North Bay, The Vintage Bank and Solano Bank. Discontinuation of the program does not affect the retirement and death benefits of existing program participants.

Management believes that the premium investment, after consideration of the non-taxable nature of earnings on certain insurance investments, produces a higher return than other taxable investments made in the normal course of business. Therefore, the net cost of the program to The Vintage Bank is believed to be nominal.


OTHER INFORMATION REGARDING MANAGEMENT

Management Indebtedness

Certain provisions of the California Financial Code and federal regulations enable state chartered banks to make loans to officers, directors and employees up to certain specified limits. From time to time Solano Bank and The Vintage Bank have made loans to officers, directors and employees in the ordinary course of business. These loans were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing for comparable transactions with other nonaffiliated persons at the time each loan was made, subject to the limitations and other provisions in California and Federal law. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Certain Business Relationships

Mr. Gaw, a Director of the Company, Solano Bank, and of The Vintage Bank and nominee for election to the Board of Directors, and Wyman G. Smith, Corporate Secretary of North Bay, Solano Bank, and The Vintage Bank are members and shareholders of the law firm of Gaw, Van Male, Smith, Myers & Miroglio, a professional law corporation which North Bay, Solano Bank and The Vintage Bank have retained since their organization and propose to retain for specific matters during 2003. During 2002, fees received by the firm for these services totaled $164,644, of which $119,001 were billed to North Bay, $8,328 to Solano Bank, and $37,315 to The Vintage Bank.

Reports of  Changes in Beneficial Ownership

Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ending December 31, 2002, Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ending December 31, 2002, and written representations from all reporting persons, all statements required by rules promulgated by the Securities and Exchange Commission under
Section 16 of the Securities Exchange Act of 1934 were timely filed.

2. APPROVAL OF AMENDMENTS TO BYLAWS CREATING A CLASSIFIED BOARD OF DIRECTORS AND ELIMINATING CUMULATIVE VOTING

Proposed Amendments

The Company's Bylaws presently provide that all directors are elected at each annual meeting and hold office until their respective successors have been elected and qualified. The proposed amendments to the Company's Bylaws provide that:

         o the Board of Directors will be classified into three classes and that directors will be elected for staggered terms; and

         o the election of directors by the shareholders by cumulative voting will not be permitted.

The amendments will become effective commencing with the Company's 2004 annual meeting of shareholders.

If the proposed amendments are adopted, it is anticipated that at the 2004 annual meeting, the shareholders will be asked to elect nine directors, three for an initial term of one year, three for an initial term of two years, and three for an initial term of three years.

At each subsequent annual meeting of shareholders, commencing with the 2005 annual meeting, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor has been duly elected and qualified. The Board of Directors will increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors to constitute the full Board of Directors in order to ensure that the three classes shall be as nearly equal in number of directors as practicable.

Assuming Proposal No. 2 is approved by the shareholders, effective commencing with the Company's 2004 annual meeting of shareholders, Section 11 and Section 17 of the Company's Bylaws will be amended to read as follows:

         "Section 11. Voting Rights. Only persons in whose names shares entitled to vote stand on the stock records of the Company at the close of business on the record date fixed by the Board of Directors as provided in Section 41 of these Bylaws for the determination of shareholders of record are entitled to notice of and to vote at a meeting of shareholders.

         Except as may be provided in the Articles of Incorporation or in these Bylaws, each shareholder entitled to vote is entitled to one vote for each share held on each matter submitted to a vote of shareholders.

         In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

         Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any shareholder made at the meeting and before the voting begins.

         Cumulative voting to elect directors shall not be permitted."

         "Section 17. Election and Term of Office. The Board of Directors is classified into three (3) classes, the members of each class to serve for a term of three (3) years. At the 2004 annual meeting of shareholders, nominees elected as directors will be classified according to the recommendations of the Board of Directors. The directors will be divided, with respect to the time for which each will hold office, into three classes, as nearly equal in number of directors as practicable. The term of office of the first class ("Class A") will expire at the 2005 annual meeting of shareholders, the term of the second class ("Class B") will expire at the 2006 annual meeting of shareholders, and the term of office of the third class ("Class C") will expire at the 2007 annual meeting of shareholders.

         At subsequent annual meetings of shareholders, the number of directors to be elected will equal the number of directors with terms expiring at that annual meeting. At each subsequent annual meeting the directors elected will be elected for a term of three (3) years.

         The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors to constitute the full Board of Directors in order to ensure that the three classes shall be as nearly equal in number of directors as practicable.

         A director will hold office until the annual meeting for the year in which his or her term expires and until his or her successor is be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, no matter how created, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that will coincide with the term of the class to which that director will have been elected."

Additional conforming amendments may be made to other sections of the Company's Bylaws.

Analysis of Proposed Amendments

The proposed amendment to Section 11 of the Company's Bylaws provides that, commencing with the Company's 2004 annual meeting of shareholders, shareholders will not be able to elect directors by cumulative voting. Cumulative voting entitles shareholders to give one nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares owned, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. With cumulative voting, therefore, it is possible for a minority shareholder or group of shareholders to obtain representation on the Board of Directors even if a majority of shareholders prefer other candidates. To this extent, cumulative voting may permit a more representative board of directors in a company in which there are distinctly differing interests among different shareholders or shareholder groups. Without cumulative voting, directors will be elected by a simple majority vote of shares voting. Each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder. The elimination of cumulative voting will eliminate the possibility of the election of one or more directors by a small group of shareholders having less than a majority of the shares voting.

Section 17, by providing for the classification of directors, provides that the Board will be divided into three classes of directors serving staggered three-year terms, with each class being as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors would be elected each year. Section 17 further provides that at the 2004 annual meeting of shareholders, nominees elected as directors will be classified according to the recommendations of the Board of Directors. Thus, there will be three classes of directors, with one class serving until the 2005 annual meeting of shareholders, the second class serving until the 2006 annual meeting of shareholders, and the third until the 2007 annual meeting of shareholders. Commencing with the 2005 annual meeting of shareholders, the number of directors to be elected will equal the number of directors with terms expiring at that annual meeting, and the directors elected will be elected for a term of three (3) years. In the event of a vacancy on the Board, any director elected by the shareholders or the Board to fill the vacancy would hold office for the balance of the term of the class in which the vacancy occurred.

Reasons For the Proposal  and Possible Disadvantages

The Board of Directors believes that the classification of directors will reduce the possibility that a third party could effect a sudden or surprise change in the composition of the Board of Directors without the support of the incumbent Board. Thus, the classification of directors will affect the ability of shareholders of the Company to effect immediate changes in the composition of the Board of Directors.

Because the classification of directors will make it more difficult or deter a proxy contest or the assumption of control of the Board by a holder of a substantial block of the Company's common stock, it will increase the likelihood that incumbent members of management will retain their positions. The classification of directors will apply to every election of directors whether or not a change in the composition of the Board would be beneficial and whether or not the holders of a majority of the Company's common stock believe that such a change would be desirable. As a result of the classification of directors it may require shareholders who do not favor the policies of the Board at least two annual meetings of shareholders to replace a majority of the Board.

In addition, the classification of directors could have the effect of deterring a third party from making a tender offer for or otherwise acquiring significant blocks of the Company's shares, even though such an action might increase, at least temporarily, market prices for the Company's shares, and even though a number of shareholders of the Company might be willing to sell their shares at the price offered. Because the deterrence of these acquisitions could tend to reduce these temporary fluctuations in the market price of the Company's shares, shareholders could be denied certain opportunities to sell their shares at temporarily higher market prices. However, the Board believes that the benefits in protecting the ability of a Board of Directors to negotiate with a proponent of an unfriendly or unsolicited proposal to take over or restructure a corporation outweigh the disadvantage of discouraging such proposals.

In recent years, accumulations by third parties of substantial stock positions in publicly held corporations frequently have been preludes to hostile attempts to take over or restructure such corporations or to sell all or part of such corporations' assets or to take other similar extraordinary corporate actions. These actions are often undertaken by third parties without advance notice to or consultation with management. In many cases, these third parties position themselves through stock ownership to seek representation on boards of directors in order to increase the likelihood that they will be able to implement proposed transactions opposed by the corporation's management. If a corporation resists the efforts of a third party to obtain representation on its board, the third party may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, a third party may not truly be interested in taking over the corporation, but uses the threat of a proxy fight or a bid to take over the corporation, or both, as a means of obtaining for itself a special benefit which might not be available to all of the corporation's shareholders. Cumulative voting could allow a minority shareholder or group to elect a member to the Company's Board of Directors.

The Board believes that the imminent threat of removal of the Company's management in such a situation, through a change in the composition of the Board, could severally curtail management's ability to negotiate effectively with such a party. Management could be deprived of the time and information necessary to evaluate a particular takeover or other proposal, to seek and study alternative proposals that may better serve the interests of the Company's shareholders and, in an appropriate case, to help achieve a better price in any transaction involving the Company that may ultimately be undertaken.

Takeovers or changes in management of a corporation which are proposed and effected without prior consultation and negotiation with its Board of Directors are not necessarily detrimental to the corporation and its shareholders. However, the Board believes that the benefits in protecting the ability of a Board of Directors to negotiate with a proponent of an unfriendly or unsolicited proposal to take over or restructure a corporation outweigh the disadvantages of discouraging such proposals.

The Board of Directors believes that elimination of cumulative voting is desirable in order to preclude the election of a director or small group of directors representing a special interest group of shareholders because of the potential for dissension on the Board of Directors. Members of the Board are aware of situations in other corporations where differing factions, through the use of cumulative voting, have been able to put persons on the board of directors who appeared to be more interested in the interests of their sponsoring shareholders than those of the corporation as a whole. The Board believes that those situations have been injurious to the interests of the corporations involved and that the affairs of the Company can be better handled in the absence of such dissension. At present, no individual shareholder or group of shareholders, which is known to the Board of Directors, controls a large enough number of shares of the Company to be able to elect a director through the use of cumulative voting. Therefore, this change will only affect actions of individuals or groups which might occur in the future.

The proposed amendments to Section 11 and Section 17, are designed, in part, to encourage a third party seeking to acquire control of the Company to consult first with the Company's Board of Directors regarding any proposed business combination or other transaction involving the Company, so that it may be studied by the Board and so that the Company's shareholders can have the benefit of the Board's recommendations in cases where shareholder approval is required. Although a takeover bid may be made at prices representing premiums over the then current market price of the shares being sought, the Board believes that, in a situation where a third party seeks management's cooperation, the Company's Board of Directors will be in a better position to promote consideration of a broader range of relevant factors, such as the structuring of a proposed transaction and its tax consequences and the underlying value and prospects of the Company. These issues may not otherwise adequately be addressed by such a third party.

Required Vote and Recommendation

The affirmative vote of a majority of outstanding shares of North Bay is required to approve the amendments to Bylaws creating a classified Board of Directors and eliminating cumulative voting. An abstention or failure to vote shares represented and entitled to vote at the meeting will be treated as a negative vote. The Board of Directors recommends that shareholders vote FOR this proposal.


3.       RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors of the Company, based upon the approval of the Audit Committee, has selected and appointed KPMG LLP, independent certified public accountants, to examine the financial statements of the Company for the year ending December 31, 2003. In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor should be submitted to the shareholders for review and ratification on an annual basis. The Board of Directors expects that a representative of KPMG LLP, will be in attendance at the Annual Meeting and will be provided the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions of shareholders.

KPMG LLP's engagement by North Bay commenced on April 8, 2002. During the fiscal year ended December 31, 2002, KPMG LLP provided professional services in connection with the review of Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2002, preparation for the audit of financial statements of North Bay for the fiscal year ended December 31, 2002, and consulted with North Bay's management regarding year end tax planning.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $100,785.

Financial Information Systems Design And Implementation Fees

There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for fiscal year 2002.

All Other Fees

The aggregate fees billed by KPMG LLP for services rendered to the Company other than the services described above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", were $6,000.

Changes in Accountants

On April 8, 2002, the Audit Committee of the Board of Directors of North Bay Bancorp dismissed Arthur Andersen LLP, San Francisco, California, as the independent accountant chosen to audit the Company's consolidated financial statements.

Arthur Andersen's report on the consolidated financial statements of North Bay for either of the years ended December 31, 2001 or 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During North Bay's two most recent fiscal years, and during the subsequent interim period preceding the date of Arthur Andersen's dismissal, there was no disagreement with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make a reference to the subject matter of the disagreement in connection with its report.

During North Bay's two most recent fiscal years, and during the subsequent interim period preceding the date of Arthur Andersen 's dismissal, Arthur Andersen did not advise North Bay:

         o that the internal controls necessary for North Bay to develop reliable financial information do not exist;

         o that information had come to Arthur Andersen's attention that has led it to no longer rely on management's representations or that has made it unwilling to be associated with the financial statements prepared by management;

         o        of the  need to  significantly  expand  the  scope  of  Arthur
                  Andersen's audit or that information has come to Arthur Andersen's attention during North Bay's two most current fiscal years, and during the subsequent interim period preceding the date of Arthur Andersen's dismissal, that if further investigated may:

                  o materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements to be issued covering the fiscal period(s) subsequent to the date of the most recent statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or

                  o cause Arthur Andersen to be unwilling to rely on management's representations or be associated with North Bay's financial statement;

                  o and, due to the Arthur Andersen's dismissal, or for any other reason, Arthur Andersen did not so expand the scope of its audit or conduct a further investigation; or,

         o        that information has come to Arthur Andersen's  attention that
                  it  has   concluded   materially   impacts  the   fairness  or
                  reliability of either:

                  o a previously issued audit report or the underlying financial statements, or

                  o the financial statements to be issued covering the fiscal period(s) subsequent to the date of the most recent statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements);

                  o due to Arthur Andersen's dismissal, or for any other reason, the issue has not been resolved to Arthur Andersen's satisfaction prior to the dismissal.

In connection with a Current Report on Form 8-K filed by North Bay in April 2002 reporting the change of accountants, North Bay provided Arthur Andersen with a copy of the Current Report and requested that Arthur Andersen furnish North Bay a letter addressed to the Securities and Exchange Commission stating whether or not Arthur Andersen agreed with the above statements. By letter dated April 11, 2002, Arthur Andersen agreed with the above statements.

Required Vote and Recommendation

The affirmative vote of a majority of the shares voting at the meeting, assuming a quorum is present, is required to ratify the appointment of KPMG LLP to audit the financial statements of North Bay for the fiscal year ending December 31, 2003. An abstention or failure to vote shares represented and entitled to vote at the meeting will be treated as a negative vote. The Board of Directors recommends that shareholders vote FOR this proposal.


AVAILABILITY OF FORM 10-K

A copy of the Company's 2002 Annual Report on Form 10-K, including financial statements and financial statement schedules required to be filed with the Securities Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, will be furnished without charge to any shareholder upon written request. A copy may be requested by writing Pansy F. Smith, Assistant Corporate Secretary, North Bay Bancorp, P.O. Box 2200, Napa, California 94558.


SHAREHOLDER PROPOSALS

The 2004 Annual Meeting of Shareholders will be held on April 27, 2004. November __, 2003, is the date by which shareholder proposals intended to be presented at the 2004 Annual Meeting must be received by management of the Company at its principal executive office for inclusion in the Company's 2004 proxy statement and form of proxy relating to that meeting. Additionally, with respect to any proposal by shareholders not submitted for inclusion in the Bank's Proxy Statement, if notice of the proposal is not received by February __, 2004, the notice will be considered untimely, and the Company's proxy holders will have discretionary authority to vote on the proposal.


OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their judgment.

Dated:   March __, 2003.                             For the Board of Directors
         Napa, California

                                                     ___________________________
                                                     Wyman G. Smith
                                                     Corporate Secretary

                            [North Bay Bancorp Logo]


                                   APPENDIX A


                             AUDIT COMMITTEE CHARTER


ORGANIZATION


         The Audit Committee of the Board of Directors shall be comprised of at least three outside Directors who are independent of Management and the Company.

Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from Management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.


STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders, regulators and investment community relating to corporate accounting, reporting practices of the company and the quality and integrity of financial reports of the Company. Thus, the Audit Committee has the responsibility to maintain free and open communication among the Directors, the independent auditors, the regulators, the internal auditors and the financial management of the Company and its subsidiaries


RESPONSIBILITIES

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible. Flexibility is needed to best react to changing conditions and to ensure to the Directors, shareholders and regulators that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

>> Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

>> Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries. The Audit Committee has sole authority to hire and fire outside auditors.

>> Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

>> Review and concur with Management's appointment, termination or replacement of the internal audit, compliance review, credit administration and credit review outsourcing firms. The Audit Committee has the authorized responsibility to appoint, terminate or replace these firms and personnel.

>> Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year along with the procedures to be utilized and the adequacy of the independent auditors' compensation. At the conclusion of each review or audit, the Committee should review the report, including any comments or recommendations of the independent auditors.

>> Review with the independent auditors the Company's internal auditor or outsourcing representative and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and its subsidiaries and the risks involved in the various operational areas. Also, the Committee should elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the Code of Conduct and Ethics.

>> Review reports received from regulators concerning legal and regulatory matters that may have a material effect on the financial statements and related Company compliance policies.

>> Review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements.

>> Review the internal audit, credit administration and credit review functions of the Company and its subsidiaries, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors. Additionally, all credit review outsourcing reports will be reviewed by the Committee. The internal audit, compliance review, credit administration and credit review functions shall report directly to the Audit Committee. For operational purposes, on a daily basis these functions shall report to the CEO or his designated officer.

>> Review the policies and procedures in effect for considering officers' expenses and perquisites for the Company and its subsidiaries.

>> Inquire of Management, the internal audit and credit administration review firms and the independent auditors about significant risks or exposures and assess the steps Management has taken to minimize such risks to the Company and its subsidiaries.

>> Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan, including management responses and time frame for corrective action. A matrix of such audits and examinations will be reviewed at each meeting.

>> Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results,) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matter required to be communicated to the Committee by the auditors. The Chair of the Committee may act on behalf of the Committee for the purpose of this review.

>> Review the financial statements contained in the Annual Report to Shareholders with Management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principals and the clarity of the financial disclosure practices used or proposed to be used and, particularity, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

>> It is the responsibility of the Chairman of the Audit Committee to communicate and interact with other Committees of the Board and the Board itself on all matters of importance.

>>       The  Committee   Chairperson  will  be  authorized  to  meet  with  the
         independent auditors and financial management of the Company to review their reports on behalf of the Committee.

>> Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of Management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit. Provide executive sessions without management present for all outsourcing vendors (internal audits, compliance, credit and Information System audits)

>> Review accounting and financial human resources and succession planning within the Company and its subsidiaries.

>> Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other director questions (alternatively, the other Directors, particularly the other independent Directors shall be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed.)

>> Review the nature, scope and fees of other professional services provided to the Company by the independent auditors and consider the relationship to the auditors' independence. Advance approval of the Committee is required for non-audit services.

>> On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

>> Determine that the external auditors had a peer review and the results of such review.

>> Review the report of the Audit Committee in the Proxy Statement disclosing whether or not the Committee has reviewed and discussed with Management and the independent auditors, as well as discussed within the Committee (without Management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the Committee's conclusion on the fairness of presentation of the financial statements as to their conformity with GAAP based on those discussions. After such review, the Audit Committee should recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form -K.

>> Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

>> Review any major changes to the Company's accounting principles and practices as may be suggested by Management.

>> Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. Also, when necessary, the Committee should review and assess conflict of interests, related party transactions and customer complaints.

>> Review the Company's disclosure in the Proxy Statement for its Annual Meeting of Shareholders that states that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the Annual Report to Shareholders or the Proxy Statement at least triennially or the year after any significant amendment to the Charter.

>> The Committee should conduct a self-assessment of its performances in the interest of continuous improvement. This self-assessment should occur at least every two years. An outside facilitator may be used to conduct this self-evaluation.


FREQUENCY OF MEETINGS

         The Audit Committee should meet as a minimum quarterly.


         COMMITTEE EDUCATION AND ORIENTATION

         Whenever possible, members of the Committee are expected to attend association conferences, meetings and classes for continuing education and exposure to the financial institution business and environment in which the Company operates.


         AUDIT COMMITTEE PLAN

         The Committee should develop an annual Audit Committee Plan which is responsive to the primary Audit Committee responsibilities for the review and approval of the Plan by the full Board.

                         APPENDICES TO EDGARIZED FILING

                                   APPENDIX A



                          NORTH BAY BANCORP PROXY CARD

X   PLEASE MARK VOTES                        REVOCABLE PROXY
    AS IN THIS EXAMPLE

         This proxy is solicited on behalf of the Board of Directors and may be revoked prior to the meeting.


                                NORTH BAY BANCORP

The undersigned hereby appoints Terry L. Robinson and Wyman G. Smith, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of North Bay Bancorp held of record by the undersigned on March 10, 2003, at the annual meeting of shareholders to be held on May 8, 2003 or any adjournment thereof. The undersigned hereby further confers upon the Proxies, and each of them, or there substitute or substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any adjournment thereof, including discretionary authority to cumulate votes in the election of directors.

The undersigned acknowledges receipt (a) the Notice of Annual Meeting and accompanying Proxy Statement and (b) an Annual Report of the Company for the fiscal year ended December 31, 2002, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy, and by filing this Proxy with the Secretary of the Company, gives notice of revocation.

Please be sure to sign and date             Date _________
this Proxy in the box below.

_______________________                     _________________________
Stockholder sign above                      Co-holder (if any) sign above

1. ELECTION OF DIRECTORS
NOMINEES:

Thomas N. Gavin; David B. Gaw; Fred J. Hearn; Conrad W. Hewitt; Richard S. Long; Thomas H. Lowenstein; Thomas F. Malloy; Terry L. Robinson; James E. Tidgewell

         For : ____         Withhold:___      For All Except ____

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

2. PROPOSAL TO APPROVE AMENDMENTS TO BYLAWS CREATING A CLASSIFIED BOARD OF DIRECTORS. AND ELIMINATING CUMULATIVE VOTING.

         For ___  Against ___       Abstain ____

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

         For ___  Against ___       Abstain ____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. This Proxy, when properly executed, will be voted in the manner directed on this proxy card by the undersigned shareholder. If no direction is made, this Proxy will be voted for all of the nominees named on this Proxy Card and for Proposal Nos .2 and 3.
--------------------------------------------------------------------------------
Detach above card, sign, date and mail in postage paid envelope provided.
                                North Bay Bancorp
                               1500 Soscol Avenue
                             Napa, California 94559

Please sign exactly as your name appears hereon. If shares are held jointly by two or more persons, whether as a community property, joint tenancy or otherwise, both or all of the persons should sign. If shares are held by a corporation, this Proxy should be signed in full corporate name by the President or other authorized officer. If shares are held by a partnership, this Proxy should be signed in partnership name by an authorized person. Executor, administrators or other fiduciaries who execute this Proxy for a shareholder of record should give their full title.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Has your address changed?

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